UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2007

TYCO ELECTRONICS LTD.
(Exact Name of Registrant as Specified in its Charter)

Bermuda	98-0518048
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-33260 (Commission File Number)

Second Floor, 96 Pitts Bay Road Pembroke, HM 08, Bermuda (Address of Principal Executive Offices, including Zip Code)

441-294-0607
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On October 19, 2007, Tyco Electronics Ltd. announced that the company entered into a definitive agreement to sell its Power Systems business to The Gores Group LLC for $100 million in cash, subject to a final working capital adjustment. The transaction is expected to close by the end of calendar 2007 or early in 2008, and completion of the transaction is subject to customary closing conditions. The company announced earlier this year its intent to sell its Power Systems business. In anticipation of the sale and beginning in the third fiscal quarter of 2007, the Power Systems business was classified as a discontinued operation, and the results of the segment were reported accordingly. A copy of the press release announcing the entry into the definitive agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

                                                (d)  Exhibits.

Exhibit No.	Description

99.1	Press release issued October 19, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TYCO ELECTRONICS LTD.
(Registrant)

By:	/s/ Robert A. Scott
Robert A. Scott
Executive Vice President and General Counsel

Date: October 24, 2007